Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (No.333-211775) of our report dated May 15, 2017, relating to the consolidated financial statements as of and for the year ended December 31, 2016 of Sky Solar Holdings, Ltd. and its subsidiaries, appearing in the Annual Report on Form 20-F of Sky Solar Holdings, Ltd. for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

May 15, 2019